Investor / Media contact:
Traci Bolte
513.397.1195
traci.bolte@cinbell.com

Cincinnati Bell Inc. Reports Revenue and Earnings Growth in Third Quarter of 2007
 Wireless and Technology Solutions growth drives quarterly increase

CINCINNATI– November 2, 2007 – Cincinnati Bell Inc. (NYSE:CBB) today announced financial results for the third quarter of 2007, which included year-over-year and sequential growth in both revenue and earnings. For the third quarter 2007, revenue totaled $344 million, an increase of 8 percent year-over-year, with operating income of $83 million. Net income was $26 million, or 9 cents per diluted share. Excluding special items1, quarterly net income and earnings per share both increased 5 percent compared to last year.  Adjusted earnings before interest, taxes, depreciation and amortization2 (EBITDA) equaled $120 million, up $2 million, or 2 percent from a year ago.
 “The momentum generated in Cincinnati Bell’s key growth areas of Wireless, Technology Solutions and DSL led to the eighth consecutive quarter of year-over-year revenue growth. In addition, adjusted EBITDA in our core operations3 has increased the last five quarters,” said Jack Cassidy, president and chief executive officer of Cincinnati Bell Inc. “By introducing new products and developing previously underserved markets, Cincinnati Bell continues to meet customer demands for value and convenience, superior network quality and outstanding service.”

Third Quarter Highlights
•
Quarterly revenue increased 8 percent or $24 million from a year ago driven by $13 million of service and $11 million of equipment revenue growth.  Increased revenue from Technology Solutions, Wireless, Wireline data, and long distance more than offset a decline in Wireline voice revenue.

•
The Technology Solutions segment produced quarterly revenue of $74 million, up 29 percent from a year ago, representing growth in all areas of the business. Operating income totaled $6 million, up 10 percent from the third quarter of 2006 and adjusted EBITDA grew by 25 percent to a record $8 million.

•
Wireless service revenue in the third quarter was $68 million, up $9 million or 15 percent from a year ago reflecting year-over-year subscriber growth of 10 percent.  Operating income of $9 million increased 43 percent and Wireless adjusted EBITDA margin expanded 4 points from the third quarter of 2006 to 25 percent.

•
Wireline operating income in the quarter increased 6 percent year-over-year while adjusted EBITDA of $99 million remained flat compared to the prior year.  This is a direct result of data revenue growth, expense reductions, as well as long distance and expansion markets growth.  These efforts offset the impact of local voice revenue decline.

•	Year-over-year DSL subscriber growth equaled 16 percent and penetration of in-territory consumer primary access lines reached 40 percent, up 9 percentage points.
•
Capital expenditures were $62 million in the quarter driven largely by data center expansion of which the company commissioned 24 thousand square feet of raised floor space during the third quarter.   Net debt[4] increased by $12 million from the second quarter to total $1.972 billion at the end of the third quarter.

“We are pleased with the financial performance in each of our business segments,” said Brian Ross, chief financial officer of Cincinnati Bell Inc. “We produced revenue, EBITDA and subscriber growth, while continuing to invest in the expansion of our data center business and new 3G wireless network."

Wireline Segment
Wireline segment revenue was $202 million, comparable to the third quarter of 2006.  Increased data, long distance and expansion market voice revenue largely offset lower local voice revenue in the company’s traditional operating area.  Operating income totaled $73 million compared with $69 million in the third quarter of 2006, which included a restructuring charge related to the outsourcing of supply chain management functions. Adjusted EBITDA for the Wireline segment totaled $99 million, comparable to a year ago and up 1 percent sequentially. Year-over-year total access line loss in the third quarter was 5.8 percent. Expansion market access lines grew 27 percent, which helped to offset the loss of in-territory consumer access lines.

Wireless Services
Quarterly revenue from the Wireless segment increased 16 percent to $75 million and operating income equaled $9 million, up $3 million from a year ago, primarily due to a $9 million, or 15%, increase in service revenue.  Adjusted EBITDA was $19 million, up $5 million compared with the third quarter of 2006, while adjusted EBITDA margin expanded 4 points to 25 percent.
In the third quarter, postpaid net activations were 8,000 compared with 11,000 in the prior year.  Postpaid churn remained low at 1.67 percent compared to 1.73 percent a year ago.  Quarterly postpaid average revenue per user (ARPU) totaled $47.41.  Prepaid net activations improved by 9,000 and prepaid ARPU of $22.96 increased 18 percent year-over-year.

Technology Solutions
Technology Solutions revenue was $74 million, up 29 percent from a year ago.  Telecommunications and IT Equipment revenue increased $10 million or 24 percent from the prior year while Data Center and Managed Services revenue grew $6 million, a 44 percent increase compared to the third quarter of 2006. Operating income totaled $6 million, up 10 percent from a year ago, due to Data Center and Managed Services growth partially offset by increased depreciation to support the expanded data center operations.  Adjusted EBITDA was a record $8 million, up 25 percent from the third quarter of 2006.
With the commissioning of 24,000 square feet, billable data center capacity increased by 22 percent to 135,000 square feet compared to the end of the second quarter of 2007. Utilization of this billable capacity was 84 percent at the end of the third quarter.  Approximately 41,000 square feet of new data center capacity remains under construction, which the company expects to complete by the end of the first quarter of 2008.

2007 Guidance
Cincinnati Bell is updating its 2007 guidance estimates by increasing adjusted EBITDA by $5 million to approximately $470 million. 2007 estimates are as follows:

Category	2007 Guidance
Revenue	Approximately $1.3 billion
Adjusted EBITDA	Approximately $470 million
Capital Expenditures	Approximately 19 percent of revenue
Free Cash Flow[5]	Approximately $50 million

Conference Call/Webcast
Cincinnati Bell will host a conference call today at 10:00 a.m. (ET) to discuss its results for the third quarter of 2007. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is 866.278.7926. International callers may dial 904.596.2360. A taped replay call will be available one hour after the conclusion of the teleconference until 5:00 p.m. (ET) on November 16, 2007. For U.S. callers, the replay will be available at 888.284.7564. For international callers, the replay will be available at 904.596.3174. The replay reference number is 222038. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note
Certain of the statements and predictions contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, statements, projections or estimates that include or reference the words “believes,” “anticipates,” “plans,” “intends,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to: Cincinnati Bell’s ability to maintain its market position in communications services, including wireless, wireline and internet services; general economic trends affecting the purchase or supply of telecommunication services; world and national events that may affect the ability to provide services; changes in the regulatory environment; any rulings, orders or decrees that may be issued by any court or arbitrator; restrictions imposed under various credit facilities and debt instruments; work stoppages caused by labor disputes;  and Cincinnati Bell’s ability to develop and launch new products and services. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. The forward-looking statements included in this release represent company estimates as of November 2, 2007. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.

Use of Non-GAAP Financial Measures
This press release contains information about net income excluding special items, free cash flow, net debt and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA). These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of net income excluding special items, adjusted EBITDA, net debt and free cash flow to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Net income excluding special items provides a useful measure of operating performance.  Net income excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

2Adjusted EBITDA provides a useful measure of operational performance. The company defines adjusted EBITDA as GAAP Operating Income plus depreciation, amortization, restructuring charges, asset impairments and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with adjusted EBITDA as defined by other companies.

3Core Operations represents the company’s three reportable segments: Wireline, Wireless and Technology Solutions.

4 Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt and unamortized premium and/or discount, offset by cash and cash equivalents.

5 Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as SFAS 95 cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt and for the proceeds from the sale or the use of funds from the purchase of business operations. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels that there is no comparable GAAP measure for free cash flow, the attached financial information reconciles free cash flow to the net increase (decrease) in cash and cash equivalents.

About Cincinnati Bell Inc.
Cincinnati Bell Inc. (NYSE:CBB) is parent to one of the nation’s most-respected and best-performing local exchange and wireless providers with a legacy of unparalleled customer service excellence. With headquarters in Cincinnati, Ohio, Cincinnati Bell provides a wide range of telecommunications products and services to residential and business customers in Ohio, Kentucky and Indiana. For more information, visit www.cincinnatibell.com.

###

Cincinnati Bell Inc.
Consolidated Statements of Income
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months			Nine Months
	Ended September 30,		%	Ended September 30,		%
	2007	2006	Change	2007	2006	Change

Revenue	$344.3	$320.1	8%	$988.6	$941.7	5%

Costs and expenses
Cost of services and products	159.0	142.9	11%	437.5	416.5	5%
Selling, general and administrative	65.3	59.5	10%	196.6	179.6	9%
Depreciation and amortization	37.7	35.6	6%	110.8	105.6	5%
Shareholder claim settlement	-	-	n/m	-	6.3	(100%)
Restructuring charges (gains)	(0.3)	3.3	(109%)	2.3	3.5	(34%)
Gain on sale of broadband assets	-	(4.7)	(100%)	-	(7.6)	(100%)

Operating income	82.6	83.5	(1%)	241.4	237.8	2%

Minority interest expense (income)	-	(0.2)	(100%)	-	0.1	(100%)
Interest expense	38.0	41.4	(8%)	117.1	121.3	(3%)
Other expense (income), net	0.2	(0.1)	n/m	(2.1)	(0.4)	n/m

Income before income taxes	44.4	42.4	5%	126.4	116.8	8%
Income tax expense	18.7	17.3	8%	54.0	53.2	2%

Net income	25.7	25.1	2%	72.4	63.6	14%

Preferred stock dividends	2.6	2.6	0%	7.8	7.8	0%

Net income applicable to common shareowners	$23.1	$22.5	3%	$64.6	$55.8	16%

Basic earnings per common share	$0.09	$0.09		$0.26	$0.23

Diluted earnings per common share	$0.09	$0.09		$0.25	$0.22

Weighted average common shares outstanding (millions)
- Basic	247.6	247.1		247.3	246.8
- Diluted	257.2	254.4		256.6	252.7

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)

	Three Months			Nine Months
	Ended September 30,		%	Ended September 30,		%
	2007	2006	Change	2007	2006	Change
Wireline
Revenue
Voice - local service	$105.8	$115.2	(8%)	$328.7	$350.6	(6%)
Data	65.8	60.7	8%	191.8	176.1	9%
Long distance	19.8	18.0	10%	58.3	54.0	8%
Other	10.6	8.6	23%	31.0	27.2	14%

Total revenue	202.0	202.5	0%	609.8	607.9	0%

Operating costs and expenses
Cost of services and products	66.0	65.9	0%	199.0	194.9	2%
Selling, general and administrative	37.1	37.7	(2%)	113.5	108.4	5%
Depreciation and amortization	26.2	27.2	(4%)	78.1	79.3	(2%)
Restructuring charges	(0.3)	3.0	(110%)	2.1	3.0	(30%)

Total operating costs and expenses	129.0	133.8	(4%)	392.7	385.6	2%

Operating income	$73.0	$68.7	6%	$217.1	$222.3	(2%)

Wireless
Revenue
Service	$68.2	$59.3	15%	$197.9	$174.5	13%
Equipment	6.9	5.7	21%	19.2	18.7	3%

Total revenue	75.1	65.0	16%	217.1	193.2	12%

Operating costs and expenses
Cost of services and products	39.9	35.4	13%	112.0	109.9	2%
Selling, general and administrative	16.6	15.8	5%	50.2	45.2	11%
Depreciation and amortization	9.6	7.5	28%	28.1	23.6	19%

Total operating costs and expenses	66.1	58.7	13%	190.3	178.7	6%

Operating income	$9.0	$6.3	43%	$26.8	$14.5	85%

Technology Solutions
Revenue
Telecom and IT equipment distribution	$52.9	$42.6	24%	$125.0	$114.4	9%
Data center and managed services	18.4	12.8	44%	48.2	34.7	39%
Professional services	2.8	1.9	47%	6.9	5.2	33%

Total revenue	74.1	57.3	29%	180.1	154.3	17%

Operating costs and expenses
Cost of services and products	59.5	45.8	30%	143.2	124.2	15%
Selling, general and administrative	7.0	5.4	30%	20.1	16.0	26%
Depreciation and amortization	1.9	0.9	111%	4.6	2.7	70%

Total operating costs and expenses	68.4	52.1	31%	167.9	142.9	17%

Operating income	$5.7	$5.2	10%	$12.2	$11.4	7%

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)

	Three Months			Nine Months
	Ended September 30,		%	Ended September 30,		%
	2007	2006	Change	2007	2006	Change
Revenue
Wireline	$202.0	$202.5	0%	$609.8	$607.9	0%
Wireless	75.1	65.0	16%	217.1	193.2	12%
Technology Solutions	74.1	57.3	29%	180.1	154.3	17%
Eliminations	(6.9)	(4.7)	47%	(18.4)	(13.7)	34%

Total revenue	$344.3	$320.1	8%	$988.6	$941.7	5%

Cost of Services and Products
Wireline	$66.0	$65.9	0%	$199.0	$194.9	2%
Wireless	39.9	35.4	13%	112.0	109.9	2%
Technology Solutions	59.5	45.8	30%	143.2	124.2	15%
Eliminations	(6.4)	(4.2)	52%	(16.7)	(12.5)	34%

Total cost of services and products	$159.0	$142.9	11%	$437.5	$416.5	5%

Selling, General & Administrative
Wireline	$37.1	$37.7	(2%)	$113.5	$108.4	5%
Wireless	16.6	15.8	5%	50.2	45.2	11%
Technology Solutions	7.0	5.4	30%	20.1	16.0	26%
Corporate and eliminations	4.6	0.6	n/m	12.8	10.0	28%

Total selling, general & administrative	$65.3	$59.5	10%	$196.6	$179.6	9%

Depreciation and Amortization
Wireline	$26.2	$27.2	(4%)	$78.1	$79.3	(2%)
Wireless	9.6	7.5	28%	28.1	23.6	19%
Technology Solutions	1.9	0.9	111%	4.6	2.7	70%
Corporate	-	-	n/m	-	-	n/m

Total depreciation and amortization	$37.7	$35.6	6%	$110.8	$105.6	5%

Restructuring Charges, Shareholder Claim Settlement, and
Gain on Sale of Broadband Assets
Wireline	$(0.3)	$3.0	(110%)	$2.1	$3.0	(30%)
Wireless	-	-	n/m	-	-	n/m
Technology Solutions	-	-	n/m	-	-	n/m
Corporate	-	(4.4)	(100%)	0.2	(0.8)	(125%)

Total restructuring charges, shareholder claim settlement, and
gain on sale of broadband assets	$(0.3)	$(1.4)	(79%)	$2.3	$2.2	5%

Operating Income
Wireline	$73.0	$68.7	6%	$217.1	$222.3	(2%)
Wireless	9.0	6.3	43%	26.8	14.5	85%
Technology Solutions	5.7	5.2	10%	12.2	11.4	7%
Corporate and eliminations	(5.1)	3.3	n/m	(14.7)	(10.4)	41%

Total operating income	$82.6	$83.5	(1%)	$241.4	$237.8	2%

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)

	September 30,	December 31,
	2007	2006
(in thousands)

Local access lines	848.7	887.1
DSL subscribers	217.6	198.3
Custom Connections (Super Bundle) subscribers	185.4	173.2

Postpaid wireless subscribers	391.0	365.8
Prepaid wireless subscribers	166.4	162.3

Total wireless subscribers	557.4	528.1

Consumer long distance lines	381.1	394.8
Business long distance lines	166.6	157.5

Total long distance lines	547.7	552.3

Data Center and Managed Services
Raised Floor (in square feet)	135,000	91,000
Utilization rate	84%	91%

Cincinnati Bell Telephone
Local Access Line Detail
(Unaudited)
(In thousands)

	2005				2006				2007
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q	3Q
Local Access Lines

In-Territory:
Primary Residential	584.2	573.0	563.9	555.7	547.4	536.7	522.5	510.5	499.1	484.8	468.4
Secondary Residential	48.9	47.1	45.4	43.9	42.4	40.9	39.2	37.6	36.2	34.9	33.4
Business/Other	296.1	294.3	292.9	293.3	290.9	291.3	291.4	288.6	287.6	287.7	286.9
Total In-Territory	929.2	914.4	902.2	892.9	880.7	868.9	853.1	836.7	822.9	807.4	788.7

Out-of-Territory:
Primary Residential	17.7	18.4	20.5	21.5	22.8	24.8	26.8	28.1	29.4	30.7	32.0
Secondary Residential	0.8	0.9	1.0	1.0	1.1	1.1	1.2	1.2	1.2	1.3	1.3
Business/Other	12.2	12.8	13.9	15.2	16.3	17.7	19.4	21.0	22.4	24.2	26.7
Total Out-of-Territory	30.7	32.1	35.4	37.7	40.2	43.6	47.4	50.3	53.0	56.2	60.0

Total Access Lines	959.9	946.5	937.6	930.6	920.9	912.5	900.5	887.0	875.9	863.6	848.7

Cincinnati Bell Inc.
Net Debt Calculation
(Unaudited)
(Dollars in millions)

	September 30,	December 31,	Change
	2007	2006	$	%

Credit facility, revolver	$40.0	$-	$40.0	n/m
Credit facility, tranche B term loan	212.0	395.0	(183.0)	(46%)
7 1/4% Senior Notes due 2013	470.5	496.9	(26.4)	(5%)
8 3/8% Senior Subordinated Notes due 2014	634.2	631.5	2.7	0%
7% Senior Notes due 2015	246.0	245.0	1.0	0%
7 1/4% Senior Notes due 2023	50.0	50.0	-	0%
Accounts receivable securitization facility	75.0	-	75.0	n/m
Various Cincinnati Bell Telephone notes	230.0	230.0	-	0%
Capital leases and other debt	30.6	24.0	6.6	28%
Net unamortized premium	0.7	0.8	(0.1)	(13%)

Total debt	1,989.0	2,073.2	(84.2)	(4%)

Add: Interest rate swap liability	9.8	13.5	(3.7)	(27%)
Less: Cash and cash equivalents	(27.3)	(79.4)	52.1	(66%)

Net debt (as defined by the company)	$1,971.5	$2,007.3	$(35.8)	(2%)

Credit facility availability	$205.9	$245.2	$(39.3)	(16%)

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006

Cash provided by operating activities	$54.2	$52.6	$209.3	$210.2

Capital expenditures	(62.1)	(35.2)	(152.4)	(109.8)
Acquisition of businesses and remaining minority interest in CBW	-	-	(4.6)	(86.7)
Deposit for wireless licenses purchase	-	(7.0)	-	(7.0)
Proceeds from sale of broadband assets	-	4.7	-	4.7
Other, net	(0.8)	0.2	(0.7)	2.2

Cash used in investing activities	(62.9)	(37.3)	(157.7)	(196.6)

Issuance of long-term debt	-	-	75.0	-
Increase (decrease) in corporate credit facility, net	40.0	(8.0)	40.0	4.0
Repayment of debt	(28.0)	(5.7)	(211.2)	(11.4)
Issuance of common shares - exercise of stock options	-	1.0	2.3	1.7
Debt issuance costs	-	-	(1.3)	-
Preferred stock dividends	(2.6)	(2.6)	(7.8)	(7.8)
Other, net	(0.1)	0.9	(0.7)	1.7

Cash provided by (used in) financing activities	9.3	(14.4)	(103.7)	(11.8)

Net increase (decrease) in cash and cash equivalents	0.6	0.9	(52.1)	1.8
Cash and cash equivalents at beginning of period	26.7	26.6	79.4	25.7

Cash and cash equivalents at end of period	$27.3	$27.5	$27.3	$27.5

Reconciliation of GAAP Cash Flow to Free Cash Flow (as defined by the company)
Net increase (decrease) in cash and cash equivalents	$0.6	$0.9	$(52.1)	$1.8
Less adjustments:
Issuance of long-term debt and net change in corporate credit facility	(40.0)	8.0	(115.0)	(4.0)
Repayment of debt	28.0	5.7	211.2	11.4
Acquisition of businesses and remaining minority interest in CBW	-	-	4.6	86.7

Free cash flow (as defined by the company)	$(11.4)	$14.6	$48.7	$95.9

Income tax payments	$1.8	$1.4	$5.6	$5.2

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) to Operating Income (GAAP)
(Unaudited)
(Dollars in millions)

	Three Months Ended September 30, 2007
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$73.0	$9.0	$5.7	$(5.1)	$82.6

Add:
Depreciation and amortization	26.2	9.6	1.9	-	37.7
Restructuring charges	(0.3)	-	-	-	(0.3)

EBITDA (Non-GAAP)	$98.9	$18.6	$7.6	$(5.1)	$120.0

	Three Months Ended September 30, 2006
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$68.7	$6.3	$5.2	$3.3	$83.5

Add:
Depreciation and amortization	27.2	7.5	0.9	-	35.6
Restructuring and gain on sale of broadband assets	3.0	-	-	(4.4)	(1.4)

EBITDA (Non-GAAP)	$98.9	$13.8	$6.1	$(1.1)	$117.7

	Nine Months Ended September 30, 2007
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$217.1	$26.8	$12.2	$(14.7)	$241.4

Add:
Depreciation and amortization	78.1	28.1	4.6	-	110.8
Restructuring charges	2.1	-	-	0.2	2.3

EBITDA (Non-GAAP)	$297.3	$54.9	$16.8	$(14.5)	$354.5

	Nine Months Ended September 30, 2006
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$222.3	$14.5	$11.4	$(10.4)	$237.8

Add:
Depreciation and amortization	79.3	23.6	2.7	-	105.6
Restructuring, shareholder claim settlement and
gain on sale of broadband assets	3.0	-	-	(0.8)	2.2

EBITDA (Non-GAAP)	$304.6	$38.1	$14.1	$(11.2)	$345.6

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Three
	Three		Months Ended
	Months Ended		September 30, 2007
	September 30,		Before Special Items
	2007 (GAAP)	Special Items	(Non-GAAP)
		A
Revenue	$344.3	$-	$344.3

Costs and expenses
Cost of services and products	159.0	-	159.0
Selling, general and administrative	65.3	-	65.3
Depreciation and amortization	37.7	-	37.7
Restructuring charges (gains)	(0.3)	0.3	-
Operating income	82.6	(0.3)	82.3

Interest expense	38.0	-	38.0
Other expense, net	0.2	-	0.2

Income before income taxes	44.4	(0.3)	44.1
Income tax expense	18.7	(0.1)	18.6

Net income	25.7	(0.2)	25.5

Preferred stock dividends	2.6	-	2.6

Net income applicable to common shareowners	$23.1	$(0.2)	$22.9

Weighted average diluted common shares	257.2	257.2	257.2

Diluted earnings per common share	$0.09	$-	$0.09

Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A     Adjustment to the company's restructuring reserve.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

		Special Items
				Nine
	Nine			Months Ended
	Months Ended			September 30, 2007
	September 30,	Restructuring	Dividend From	Before Special Items
	2007 (GAAP)	Charge	Investment	(Non-GAAP)
		A	B
Revenue	$988.6	$-	$-	$988.6

Costs and expenses
Cost of services and products	437.5	-	-	437.5
Selling, general and administrative	196.6	-	-	196.6
Depreciation and amortization	110.8	-	-	110.8
Restructuring charges	2.3	(2.3)	-	-
Operating income	241.4	2.3	-	243.7

Interest expense	117.1	-	-	117.1
Other income, net	(2.1)	-	1.9	(0.2)

Income before income taxes	126.4	2.3	(1.9)	126.8
Income tax expense	54.0	1.0	(0.8)	54.2

Net income	72.4	1.3	(1.1)	72.6

Preferred stock dividends	7.8	-	-	7.8

Net income applicable to common shareowners	$64.6	$1.3	$(1.1)	$64.8

Weighted average diluted common shares	256.6	256.6	256.6	256.6

Diluted earnings per common share	$0.25	$0.01	$(0.01)	$0.25

Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	The company incurred employee separation expense primarily related to the outsourcing of certain accounting functions and the reduction in workforce of various other administrative functions.

B	One-time dividend received from cost investment.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

		Special Items
				Three
	Three	Gain on		Months Ended
	Months Ended	Sale of		September 30, 2006
	September 30,	Broadband	Restructuring	Before Special Items
	2006 (GAAP)	Assets	Charge	(Non-GAAP)
		A	B
Revenue	$320.1	$-	$-	$320.1

Costs and expenses
Cost of services and products	142.9	-	-	142.9
Selling, general and administrative	59.5	-	-	59.5
Depreciation and amortization	35.6	-	-	35.6
Gain on sale of broadband assets	(4.7)	4.7	-	-
Restructuring charges	3.3	-	(3.3)	-
Operating income	83.5	(4.7)	3.3	82.1

Minority interest Income	(0.2)	-	-	(0.2)
Interest expense	41.4	-	-	41.4
Other income, net	(0.1)	-	-	(0.1)

Income before income taxes	42.4	(4.7)	3.3	41.0
Income tax expense	17.3	(1.9)	1.3	16.7

Net income	25.1	(2.8)	2.0	24.3

Preferred stock dividends	2.6	-	-	2.6

Net income applicable to common shareowners	$22.5	$(2.8)	$2.0	$21.7

Weighted average diluted common shares	254.4	254.4	254.4	254.4

Diluted earnings per common share	$0.09	$(0.01)	$0.01	$0.09

Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	The company sold certain broadband fiber assets for a gain of $4.7 million.

B	In September 2006, the company incurred employee separation expense related to the outsourcing of certain supply chain functions.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

		Special Items
						Nine
	Nine	Gain on				Months Ended
	Months Ended	Sale of	Shareholder	Income		September 30, 2006
	September 30,	Broadband	Claim	Tax	Restructuring	Before Special Items
	2006 (GAAP)	Assets	Settlement	Expense	Charge	(Non-GAAP)
		A	B	C	D
Revenue	$941.7	$-	$-	$-	$-	$941.7

Costs and expenses
Cost of services and products	416.5	-	-	-	-	416.5
Selling, general and administrative	179.6	-	-	-	-	179.6
Depreciation and amortization	105.6	-	-	-	-	105.6
Shareholder claim settlement	6.3	-	(6.3)	-	-	-
Gain on sale of broadband assets	(7.6)	7.6	-	-	-	-
Restructuring charges	3.5	-	-	-	(3.5)	-
Operating income	237.8	(7.6)	6.3	-	3.5	240.0

Minority interest expense	0.1	-	-	-	-	0.1
Interest expense	121.3	-	-	-	-	121.3
Other income, net	(0.4)	-	-	-	-	(0.4)

Income before income taxes	116.8	(7.6)	6.3	-	3.5	119.0
Income tax expense	53.2	(3.0)	2.5	(3.6)	1.4	50.5

Net income	63.6	(4.6)	3.8	3.6	2.1	68.5

Preferred stock dividends	7.8	-	-	-	-	7.8

Net income applicable to common shareowners	$55.8	$(4.6)	$3.8	$3.6	$2.1	$60.7

Weighted average diluted common shares	252.7	252.7	252.7	252.7	252.7	252.7

Diluted earnings per common share	$0.22	$(0.02)	$0.02	$0.01	$0.01	$0.24

Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Gain on sale of broadband assets due to expiration of certain indemnifications that were previously reserved.

B	Reserve of $6.3 million recorded for settlement of a shareholder claim.

C	Kentucky net operating loss carry-forward write-off due to regulations issued in the first quarter of 2006.

D	In September 2006, the company incurred employee separation expense related to the outsourcing of certain supply chain functions.

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) Guidance to Operating Income (GAAP) Guidance
(Unaudited)
(Dollars in millions)

		2007
Consolidated 2007 Operating Income (GAAP) Guidance		$318

Add:
	Depreciation and amortization	150
	Restructuring charges	2

Consolidated 2007 Adjusted EBITDA Guidance		$470